Exhibit 99.1

SINOBIOMED ANNOUNCES ACQUISITION OF DATA CENTER ASSETS

Hong Kong – December 15, 2010 – The Board of Directors of Sinobiomed Inc. ("Sinobiomed" ) (Pink OTC Markets: SOBM.PK) is pleased to announce the acquisition of all data center assets from Keychain, Ltd. (“Keychain”), a Hong Kong limited company, specializing in international telecommunications consulting, management and hosting services on behalf of clients with strategic connectivity and network infrastructure requirements in major world cities.

“We believe that the acquisition of the Keychain data center assets will enable Sinobiomed to utilize Keychain’s extensive telecommunications infrastructure and expertise, and pursue further growth initiatives,” said Mr. George Yu, Sinobiomed’s Chief Executive Officer.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of Sinobiomed, Inc. and its subsidiaries (the “Company”). All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the ability of the significance of the Keychain asset purchase agreement on the Company’s business and operations; the Company's ability to otherwise achieve its commercial objectives, including its ability to utilize Keychain’s extensive telecommunications infrastructure and expertise, and pursue further growth initiatives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

SINOBIOMED INC.
Room 4304, 43/F China Resources Building
26 Harbour Road
Wan Chai
Hong Kong
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